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Comptroller of the Currency
Administrator of National Banks
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Central District Office
One Financial Place, Suite 2700
440 South LaSalle Street
Chicago, Illinois 60605





November 6, 1995

Mr. Elliot Berman
Senior Attorney
Firstar Corporation
Law Department
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Re: OCC Control No. 95-CE-12-212

Dear Mr. Berman:

Effective November 6, 1995, your request dated October 23, 1995, to exercise fiduciary powers has been approved. Your trust permit is enclosed. Trust activities must begin within 18 months from the effective date of the approval unless the OCC has granted an extension. Please notify the OCC of the date the bank begins to exercise fiduciary powers. The OCC has no objection to John S.C. Leavitt serving as your trust officer. Any management changes made by the bank before it commences trust business must be reviewed and approved by the OCC.

National banks are governed in the exercise of their fiduciary powers by 12 CFR 9, a copy of which is enclosed. The officers and staff of your trust department should become thoroughly familiar with the Regulation.

The board of directors should make provisions for the establishment and administration of the trust department either through the adoption of amendments to the bylaws or by appropriate resolutions. You will note that 12 CFR 9.7 places on the Board of Directors responsibility for the proper exercise of the bank's fiduciary powers, but leaves to that body full discretion as to whether it shall directly supervise the administration of all such powers or assign supervisory and/or the administrative duties to individuals or committees. A director's audit committee must be appointed and its functions outlined in reasonable detail in the bylaws or resolutions of the board.

Mr. Elliot Berman
November 6, 1995
page two


Provision should similarly be made for:

(a)     A proper delineation of duties for Trust Officer(s) and committee(s).

(b) The pledging of securities to secure trust funds on deposit in the bank as required by 12 CFR 9.10(b).

(c) The designation of the officers or employees responsible for custody of the trust investments in conformity with 12 CFR 9.13(a).

(d) The pledging of securities with state authorities where required by local law, per 12 CFR 9.14.

Provisions for the establishment and administration of the trust department may appear in the bylaws or in resolutions of the board, or partly in the bylaws and partly in resolutions. When those provisions have been adopted, a copy of them should be furnished to the trust officer(s) for guidance.

Under separate cover, the Communications Division of this Office will mail to you the COMPTROLLER'S HANDBOOK FOR FIDUCIARY ACTIVITIES.

Sincerely,


/s/ David J. Rogers
----------------------
David J. Rogers
National Bank Examiner




Enclosure


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Comptroller of the Currency
Administrator of National Banks
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Washington, D.C. 20219





                                 TRUST PERMIT





   WHEREAS, Firstar Bank of Minnesota, National Association, located in Bloomington, Minnesota, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

   AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

   NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes.



                                       IN TESTIMONY WHEREOF, witness my
                                       signature and seal of the OCC this 6th
                                       day of November, 1995.



                                       /s/ David J. Rogers
                                       ----------------------------------------
                                       David J. Rogers
                                       National Bank Examiner





Charter No. 16128

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Firstar Bank of Minnesota, N.A.





[LOGO]






To Whom It May Concern:


The attached is a true and complete photocopy of a letter, dated July 1, 1991, from David J. Rogers, acting for Donelle Ward, Director for Analysis, Comptroller of the Currency, Administrator of National Banks, conveying official certification for the consolidation of nine separate Firstar banks in the state of Minnesota into Firstar Shelard Bank, N.A. The certification also reflects the name change to "Firstar Bank of Minnesota, National Association" as well as a move of the Bank's head office to 1550 East 79th Street, Bloomington, Minnesota.


Dated this 20th day of November, 1991.





         SEAL
                                             /s/ Jeffrey S. Smith
                                       ----------------------------------------
                                       Jeffrey S. Smith
                                       First Vice President and
                                       Secretary to the Board of Directors